Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-3 No. 333-133504) of TOUSA, Inc.,
2) Registration Statement (Form S-8 No. 333-99307) of TOUSA, Inc.,
3) Registration Statement (Form S-3 No. 333-133502) of TOUSA, Inc., and
4) Registration Statement (Form S-8 No. 333-134452) of TOUSA, Inc.;
of our reports dated August 6, 2008, with respect to the consolidated financial statements of TOUSA, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of TOUSA, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
August 6, 2008